The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

September 2023

Preliminary Pricing Supplement

Dated September 1, 2023

Registration Statement No. 333-263376

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated May 27, 2022 and Product Supplement dated May 27, 2022)

Structured Investments

Opportunities in U.S. and International Equities

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$● Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each observation period during which the closing prices of all of the underlying equities are equal to or greater than 70% of their respective initial prices, which we refer to as their respective coupon barrier levels, on each trading day during the applicable observation period. If the closing price of any underlying equity is less than its coupon barrier level on any trading day during an observation period, you will not receive any contingent payment for that observation period. As a result, investors must be willing to accept the risk of not receiving any contingent payments during the term of the securities. In addition, if the closing prices of all of the underlying equities are equal to or greater than 100% of their respective initial prices, which we refer to as their respective call threshold levels on the last day of an observation period (each, an “observation end date”) other than the first observation end date and the final determination date, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period. If, however, on any such observation end date, the closing price of any underlying equity is less than its call threshold level, the securities will not be redeemed. Furthermore, if the final price of any underlying equity is less than 60% of its initial price, which we refer to as its downside threshold level, on the final determination date, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying equity with the lowest underlying return as compared to any other underlying equities (the “worst performing underlying equity”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying equities. Because all payments on the securities are based on the worst performing underlying equity, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying equity will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment even if the other underlying equities have appreciated or have not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:		UBS AG London Branch
Underlying equities:

Common stock of McDonald’s Corporation (Bloomberg Ticker: “MCD UN”)

Common stock of Restaurant Brands International Inc. (Bloomberg Ticker: “QSR UN”)

Common stock of Yum! Brands, Inc. (Bloomberg Ticker: “YUM UN”)

Aggregate principal amount:		$●
Stated principal amount:		$1,000.00 per security
Issue price:		$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:		Expected to be September 6, 2023
Original issue date:

Expected to be September 11, 2023 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

Expected to be September 11, 2026, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Early redemption:

If, on any observation end date (other than the first observation end date and the final determination date), the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related observation end date.

Early redemption amount:		The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period.
Contingent payment:

●If the closing prices of all of the underlying equities are equal to or greater than their respective coupon barrier levels on each trading day during an observation period, we will pay a contingent payment of $27.00 (equivalent to 10.80% per annum of the stated principal amount) per security on the related contingent payment date.

●If the closing price of any underlying equity is less than its respective coupon barrier level on any trading day during an observation period, we will not pay a contingent payment with respect to that observation period.

Observation end dates:

Expected to be December 6, 2023, March 6, 2024, June 6, 2024, September 6, 2024, December 6, 2024, March 6, 2025, June 6, 2025, September 8, 2025, December 8, 2025, March 6, 2026, June 8, 2026 and September 8, 2026, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “— Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to September 8, 2026 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the observation end dates (including the final determination date) and maturity date to ensure that the stated term of the securities remains the same. References in the accompanying product supplement to one or more “valuation dates” shall mean the observation end dates for purposes of the market disruption event provisions in the accompanying product supplement.

Contingent payment dates:

Expected to be December 11, 2023, March 11, 2024, June 11, 2024, September 11, 2024, December 11, 2024, March 11, 2025, June 11, 2025, September 11, 2025, December 11, 2025, March 11, 2026, June 11, 2026 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to one or more “payment dates” shall mean the contingent payment dates for purposes of the market disruption event provisions in the accompanying product supplement.

Observation period:

Each trading day from but excluding the prior observation end date (or the pricing date in the case of the first observation period) to and including the next following observation end date. References in the accompanying product supplement to one or more “valuation periods” shall mean the observation periods for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	●If the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels:	(i) the stated principal amount plus (ii) any contingent payment otherwise payable on the maturity date.
●If the final price of any underlying equity is less than its downside threshold level:

a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity.

If the final price of any underlying equity is less than its downside threshold level, investors will lose a significant portion and, in extreme situations, all of their initial investment regardless of the performance of any other underlying equity.

Underlying return:		With respect to each underlying equity, the quotient, expressed as a percentage of the following formula: (final price − initial price) / initial price
Initial price:

$[•], which is the closing price of the common stock of McDonald’s Corporation on the pricing date

$[•], which is the closing price of the common stock of Restaurant Brands International Inc. on the pricing date

$[•], which is the closing price of the common stock of Yum! Brands, Inc. on the pricing date

The initial price of each underlying equity may be adjusted in the case of certain adjustment events as described herein and under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity”.

Worst performing underlying equity:		The underlying equity with the lowest underlying return as compared to any other underlying equity
Call threshold level:

$[●], which is equal to 100% of the initial price of the common stock of McDonald’s Corporation

$[●], which is equal to 100% of the initial price of the common stock of Restaurant Brands International Inc.

$[●], which is equal to 100% of the initial price of the common stock of Yum! Brands, Inc.

The call threshold level of each underlying equity may be adjusted in the case of certain adjustment events as described herein and under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity”.

Coupon barrier level:

$[●], which is equal to 70% of the initial price of the common stock of McDonald’s Corporation

$[●], which is equal to 70% of the initial price of the common stock of Restaurant Brands International Inc.

$[●], which is equal to 70% of the initial price of the common stock of Yum! Brands, Inc.

The coupon barrier level of each underlying equity may be adjusted in the case of certain adjustment events as described herein and under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity”.

Downside threshold level:

$[●], which is equal to 60% of the initial price of the common stock of McDonald’s Corporation

$[●], which is equal to 60% of the initial price of the common stock of Restaurant Brands International Inc.

$[●], which is equal to 60% of the initial price of the common stock of Yum! Brands, Inc.

The downside threshold level of each underlying equity may be adjusted in the case of certain adjustment events as described herein and under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity”.

Final price:		The closing price of each underlying equity on the final determination date
CUSIP / ISIN:		90279WAV6 / US90279WAV63
Listing:		The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:		UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100.00%	2.00%(a) + 0.50%(b) 2.50%	97.50%

Total	$•	$•	$•

(1) UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $25.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a) a fixed sales commission of $20.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b) a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $918.50 and $948.50. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated May 27, 2022  Prospectus dated May 27, 2022

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Prospectus dated May 27, 2022:
http://www.sec.gov/Archives/edgar/data/1114446/000119312522162430/d632731d424b3.htm

♦Product supplement dated May 27, 2022:
http://www.sec.gov/Archives/edgar/data/1114446/000183988222011628/ubs2000004208_424b2-04373.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated May 27, 2022 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated May 27, 2022.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

September 2023 Page 2

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

Investment Summary

The Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026 based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc., which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which will be an amount equal to $27.00 (equivalent to 10.80% per annum of the stated principal amount) per security, with respect to each observation period on which the closing prices of all of the underlying equities are equal to or greater than 70% of their respective initial prices, which we refer to as their respective coupon barrier levels, on each trading day during the applicable observation period. The contingent payment, if any, will be payable on the relevant contingent payment date, which is the third business day after the related observation end date, except that the contingent payment date for the final observation period will be the maturity date. It is possible that the closing prices of one or more of the underlying equities could remain less than their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing prices of all of the underlying equities are equal to or greater than 100% of their respective initial prices, which we refer to as their respective call threshold levels, on any of the observation end dates other than the first observation end date and the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period. If the securities have not previously been redeemed and the final prices of all of the underlying equities are equal to or greater than 60% of their respective initial prices, which we refer to as their respective downside threshold levels, the payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the final determination date. If, however, the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity. The value of such cash payment will be less than 60% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying equities.

September 2023 Page 3

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $27.00 (equivalent to 10.80% per annum of the stated principal amount) per security, with respect to each observation period during which the closing prices of all of the underlying equities are equal to or greater than 70% of their respective initial prices, which we refer to as the coupon barrier levels, on each trading day for the applicable observation period. The securities may be redeemed early other than on the first observation end date and the final determination date for an early redemption amount equal to (i) the stated principal amount per security plus (ii) any contingent payment otherwise payable with respect to the related observation period. The payment at maturity will vary depending on the final prices, as follows:

Scenario 1

On any observation end date other than the first observation end date and the final determination date, the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels.

￭The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period. The related contingent payment will be paid only if all of the closing prices for all of the underlying equities were equal to or greater than their respective coupon barrier levels on each trading day during the applicable observation period.

￭Investors will not participate in any appreciation of the underlying equities from their respective initial prices.

Scenario 2

The securities are not automatically redeemed prior to maturity, the closing prices of all of the underlying equities are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period and the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels.

￭The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment payable on the maturity date.

￭Investors will not participate in any appreciation of the underlying equities from their respective initial prices.

Scenario 3

The securities are not automatically redeemed prior to maturity, the closing price of any underlying equity is less than its respective coupon barrier level on any trading day during the final observation period and the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels.

￭The payment due at maturity will be the stated principal amount.

￭Investors will not participate in any appreciation of the underlying equities from their respective initial prices and will not receive a contingent payment on the maturity date.

Scenario 4

The securities are not automatically redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level.

￭The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity.

￭Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing price of any underlying equity is less than its respective coupon barrier level on any trading day during the applicable observation period. The securities will not be subject to an early redemption if the closing price of any underlying equity is less than its respective call threshold level on an observation end date (other than the first observation end date and the final determination date). If the securities are not redeemed prior to the final determination date, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final price of any underlying equity is less than its respective downside threshold level.

September 2023 Page 4

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying equity.

￭You understand and accept that an investment in the securities is linked to the worst performing underlying equity and not a basket of the underlying equities and that you will be exposed to the market risk of each underlying equity on each trading day during the term of the securities.

￭You believe that the closing price of each underlying equity will be equal to or greater than its coupon barrier level on each trading day during the term of the securities.

￭You believe that the final price of each underlying equity will be equal to or greater than its downside threshold level.

￭You understand and are willing to accept that the risks of each underlying equity are not mitigated by the performance of any other underlying equity and the risks of investing in securities with a return based on the worst performing underlying equity.

￭You understand and accept that you will not participate in any appreciation in the price of any underlying equity and that any potential positive return is limited to any contingent payments.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equities.

￭You are willing to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels and contingent payment specified on the cover hereof.

￭You are willing to forgo any dividends paid on the underlying equities and you do not seek guaranteed current income from this investment.

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 36 months, and you accept that there may be little or no secondary market.

￭You understand and are willing to accept the single equity risk associated with the securities and the risks associated with the underlying equities.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You require an investment designed to provide a full return of principal at maturity.

￭You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying equity.

￭You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying equity and not a basket of the underlying equities and that you will be exposed to the market risk of each underlying equity on each trading day during the term of the securities.

￭You believe that the closing price of any underlying equity will decline during the term of the securities and is likely to be less than its respective coupon barrier level on at least one trading day during one or more of the observation periods.

￭You believe that the final price of any underlying equity is likely to be less than its downside threshold level.

￭You do not understand or cannot accept that the risks of each underlying equity are not mitigated by the performance of any other underlying equity or the risks of investing in securities with a return based on the worst performing underlying equity.

￭You seek an investment that participates in the appreciation in the prices of the underlying equities or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equities.

￭You are unwilling to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels or contingent payment specified on the cover hereof.

￭You prefer to receive the dividends paid on the underlying equities or you seek guaranteed current income from this investment.

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 36 months, or you seek an investment for which there will be an active secondary market.

￭You do not understand and are not willing to accept the single equity risk associated with the securities or the risks associated with the underlying equities.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

September 2023 Page 5

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final prices.

Diagram #1: Observation End Dates Other Than the First Observation End Date and the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

September 2023 Page 6

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the final pricing supplement):

Hypothetical Initial Price: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$280.00 $70.00 $130.00
Hypothetical Call Threshold Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$280.00, which is 100% of the initial price $70.00, which is 100% of the initial price $130.00, which is 100% of the initial price
Hypothetical Coupon Barrier Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$196.00, which is 70% of the initial price $49.00, which is 70% of the initial price $91.00, which is 70% of the initial price
Hypothetical Downside Threshold Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$168.00, which is 60% of the initial price $42.00, which is 60% of the initial price $78.00, which is 60% of the initial price
Hypothetical Contingent Payment:	$27.00 per security (equivalent to 10.80% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, the closing prices of the underlying equities fluctuate over the term of the securities and the closing prices of all of the underlying equities are equal to or greater than their respective hypothetical call threshold levels on one of the observation end dates (other than the first observation end date and the final determination date) on which the securities may be automatically redeemed. As a result, the securities are automatically redeemed on the related contingent payment date. In Examples 3, 4 and 5, the closing price of at least one underlying equity on each of the observation end dates (other than the first observation end date and the final determination date) is less than its respective call threshold level and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Observation Periods	Underlying Equity A X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Equity B X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Equity C X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Contingent Payment	Early Redemption Amount	Underlying Equity A X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Equity B X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Equity C X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Contingent Payment	Early Redemption Amount
#1	X. $196.00 (at or above coupon barrier level) Y. $310.00 (at or above call threshold level)	X. $62.00 (at or above coupon barrier level) Y. $80.00 (at or above call threshold level)	X. $100.00 (at or above coupon barrier level) Y. $130.00 (at or above call threshold level)	$27.00	(Not Callable)	X. $250.00 (at or above coupon barrier level) Y. $305.00 (at or above call threshold level)	X. $58.00 (at or above coupon barrier level) Y. $90.00 (at or above call threshold level)	X. $95.00 (at or above coupon barrier level) Y. $130.00 (at or above call threshold level)	$27.00	(Not Callable)
#2	X. $260.00 (at or above coupon barrier level) Y. $300.00 (at or above call threshold level)	X. $54.00 (at or above coupon barrier level) Y. $71.00 (at or above call threshold level)	X. $95.00 (at or above coupon barrier level) Y. $145.00 (at or above call threshold level)	—*	$1,027.00	X. $160.00 (below coupon barrier level) Y. $175.00 (below call threshold level)	X. $65.00 (at or above coupon barrier level) Y. $68.00 (below call threshold level)	X. $91.00 (at or above coupon barrier level) Y. $95.00 (below call threshold level)	$0.00	N/A
#3	N/A	N/A	N/A	N/A	N/A	X. $115.00 (below coupon barrier level)	X. $50.00 (at or above coupon barrier level)	X. $94.00 (at or above coupon barrier level)	$0.00	$1,000.00

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Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

						Y. $336.00 (at or above call threshold level)	Y. $84.00 (at or above call threshold level)	Y. $156.00 (at or above call threshold level)
#4 - #11	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Observation Period	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The early redemption amount includes any unpaid contingent payment with respect to the observation end date on which the closing prices for the underlying equities are equal to or greater than their respective call threshold levels and the securities are redeemed as a result.

￭In Example 1, the securities are automatically redeemed following the second observation end date as the closing prices of all of the underlying equities on the second observation end date are equal to or greater than their respective call threshold levels. As the closing prices of all of the underlying equities are equal to or greater than their respective coupon barrier levels on each trading day during the first and second observation periods, you receive a contingent payment with respect to the first and second observation periods. Following the second observation end date, you receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $1,000.00 + $27.00 = $1,027.00

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. When added to the contingent payment of $27.00 received in respect of the first observation period, your total return per security in this example is $1,054.00 (a total return of 5.40% on the securities).

￭In Example 2, the securities are automatically redeemed following the third observation end date as the closing prices of all of the underlying equities on the third observation end date are equal to or greater than their respective call threshold levels. As the closing prices of all of the underlying equities are equal to or greater than their respective coupon barrier levels on each trading day during the first observation period, you receive the contingent payment of $27.00 with respect to the first observation period. As the closing price of at least one underlying equity is less than its respective coupon barrier level on at least one trading day during the second and third observation periods, you do not receive any contingent payments with respect to those observation periods. Following the third observation end date, you will receive an early redemption amount of $1,000.00, which is the stated principal amount.

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Further, although all of the underlying equities have appreciated by 20% from their respective initial prices on the third observation end date, you receive only $1,000.00 per security and do not benefit from such appreciation. When added to the contingent payment of $27.00 received in respect of the first observation period, your total return per security in this example is $1,027.00 (a total return of 2.70% on the securities).

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Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

	Example 3					Example 4
Observation Periods	Underlying Equity A X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Equity B X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Equity C X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Contingent Payment	Early Redemption Amount	Underlying Equity A X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Equity B X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Equity C X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Contingent Payment	Early Redemption Amount
#1	X. $120.00 (below coupon barrier level) Y. $200.00 (below call threshold level)	X. $35.00 (below coupon barrier level) Y. $50.00 (below call threshold level)	X. $65.00 (below coupon barrier level) Y. $102.00 (below call threshold level)	$0.00	(Not Callable)	X. $140.00 (below coupon barrier level) Y. $180.00 (below call threshold level)	X. $35.00 (below coupon barrier level) Y. $63.00 (below call threshold level)	X. $69.00 (below coupon barrier level) Y. $96.00 (below call threshold level)	$0.00	(Not Callable)
#2	X. $160.00 (below coupon barrier level) Y. $240.00 (below call threshold level)	X. $55.00 (at or above coupon barrier level) Y. $60.00 (below call threshold level)	X. $70.00 (below coupon barrier level) Y. $120.00 (below call threshold level)	$0.00	N/A	X. $200.00 (at or above coupon barrier level) Y. $230.00 (below call threshold level)	X. $41.00 (below coupon barrier level) Y. $69.00 (below call threshold level)	X. $91.00 (at or above coupon barrier level) Y. $95.00 (below call threshold level)	$0.00	N/A
#3 - #11	X. Various (all below coupon barrier level) Y. Various (all below call threshold level)	X. Various (all at or above coupon barrier level) Y. Various (all at or above call threshold level)	X. Various (all below coupon barrier level) Y. Various (all below call threshold level)	$0.00	N/A	X. Various (all below coupon barrier level) Y. Various (all below call threshold level)	X. Various (all below coupon barrier level) Y. Various (all below call threshold level)	X. Various (all at or above coupon barrier level) Y. Various (all at or above call threshold level)	$0.00	N/A
Final Observation Period	X. $210.00 (at or above coupon barrier level) Y. $230.00 (at or above downside threshold level)	X. $51.00 (at or above coupon barrier level) Y. $55.00 (at or above downside threshold level)	X. $95.00 (at or above coupon barrier level) Y. $100.00 (at or above downside threshold level)	—*	N/A	X. $150.00 (below coupon barrier level) Y. $210.00 (at or above downside threshold level)	X. $40.00 (below coupon barrier level) Y. $49.00 (at or above downside threshold level)	X. $92.00 (at or above coupon barrier level) Y. $99.00 (at or above downside threshold level)	$0.00	N/A
Payment at Maturity	$1,027.00					$1,000.00

*The final contingent payment, if any, will be paid at maturity.

Examples 3, 4 and 5 illustrate the payment at maturity per security based on the final price of the worst performing underlying equity.

￭In Example 3, during each observation period prior to the final observation period, the closing price of at least one of the underlying equities is less than its respective coupon barrier level on at least one trading day. As a result, you do not receive a contingent payment with respect to any observation period. Furthermore, because the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels and the closing prices of all of the underlying equities are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period, at maturity, you receive the stated principal amount plus a contingent payment with respect to the final observation period, calculated as follows:

Stated Principal Amount + Contingent Payment = $1,000.00 + $27.00 = $1,027.00

In this example, at maturity you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $1,027.00 per security at maturity. Your total return per security in this example is $1,027.00 (a total return of 2.70% on the securities).

￭In Example 4, during each observation period prior to the final observation period, the closing price of at least one of the underlying equities is less than its respective coupon barrier level on at least one trading day. As a result, you do not receive any contingent payments with respect to any observation period. Furthermore, because the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels and the closing price of at least one of the underlying

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 equities is less than its respective coupon barrier level on at least one trading day during the final observation period, at maturity you receive only the stated principal amount of $1,000.00.

In this example, at maturity you receive the stated principal amount per security of $1,000.00 per security at maturity. Your total return per security in this example is $1,000.00 (a 0.00% total return on the securities).

	Example 5
Observation Periods	Underlying Equity A X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Equity B X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Equity C X. Lowest Hypothetical Closing Price During the Applicable Observation Period Y. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Contingent Payment	Early Redemption Amount
#1	X. $124.00 (below coupon barrier level) Y. $315.00 (at or above call threshold level)	X. $49.00 (at or above coupon barrier level) Y. $85.00 (at or above call threshold level)	X. $98.00 (at or above coupon barrier level) Y. $135.00 (at or above call threshold level)	$0.00	(Not Callable)
#2 - #11	X. Various (all below coupon barrier level) Y. Various (all below call threshold level)	X. Various (all at or above coupon barrier level) Y. Various (all at or above call threshold level)	X. Various (all below coupon barrier level) Y. Various (all below call threshold level)	$0.00	N/A
Final Observation Period	X. $218.00 (at or above coupon barrier level) Y. $230.00 (at or above downside threshold level)	X. $28.00 (below coupon barrier level) Y. $28.00 (below downside threshold level)	X. $104.00 (at or above coupon barrier level) Y. $110.00 (at or above downside threshold level)	$0.00	N/A
Payment at Maturity	$400.00

￭In Example 5, during each observation period prior to the final observation period, the closing price of at least one of the underlying equities is less than its respective coupon barrier level on at least one trading day. As a result, you do not receive a contingent payment with respect to any observation period. Furthermore, because the final price of at least one of the underlying equities on the final determination date is less than its respective downside threshold level, you are fully exposed to the decline in the worst performing underlying equity. Your payment at maturity is calculated as follows:

= $1,000.00 + ($1,000.00 × Underlying Return of the Worst Performing Underlying Equity)

= $1,000.00 + ($1,000.00 × -60.00%)

= $400.00

In this example, because the final price of the worst performing underlying equity represents a 60.00% decline from its initial price, you will receive a total cash payment per security equal to $400.00 (a loss of 60.00% on the securities).

We make no representation or warranty as to which of the underlying equities will be the worst performing underlying equity for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose a significant portion, and in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity over the term of the securities.

The securities will not pay a contingent payment if the closing price of any underlying equity is less than its respective coupon barrier level on any trading day during the applicable observation period. The securities will not be subject to an early redemption if the closing price of any underlying equity is less than its respective call threshold level on any observation end date (other than the first observation end date and the final determination date). You will be exposed to the market risk of each underlying equity on each trading day during the term of the securities (including the final determination date) and any decline in the price of one underlying equity may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the price of any other underlying equity.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

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Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels on the final determination date and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying equity. In this case, the payment at maturity will be significantly less than the stated principal amount and could be zero.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current prices of all of the underlying equities are equal to or greater than their respective downside threshold levels.

￭You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing price of any of the underlying equities on any trading day during an observation period is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such observation period on the corresponding contingent payment date. If this continues for each observation period during the term of the securities, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this nonpayment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

￭Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying equities reflects a higher expectation as of the pricing date that the final price of any one of the underlying equities could be less than its respective downside threshold level on the final determination date of the securities. “Volatility” refers to the frequency and magnitude of changes in the price of an underlying equity. This greater expected risk will generally be reflected in higher contingent payments for that security. However, while the contingent payment is set on the pricing date, an underlying equity’s volatility, and the correlation of the underlying equities, can change significantly over the term of the securities. The price of any one of the underlying equities for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.

￭Reinvestment risk. The securities will be redeemed prior to maturity if the closing prices of all of the underlying equities are equal to or greater than their call threshold levels on any observation end date (other than the first observation end date and the final determination date) and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing price of any one of the underlying equities is less than its call threshold level on any observation end date (other than the first observation end date and the final determination date), which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the second contingent payment date, potentially limiting your investment to a term of approximately 6 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built‑in costs such as dealer discounts and hedging costs.

￭You will not participate in any appreciation of any underlying equity and will not have the same rights as holders of any underlying equity. You will not participate in any appreciation in any underlying equity, and the return on the securities will be limited to any contingent payment that is paid with respect to each observation period during which the closing price or the final price, as applicable, of each underlying equity is equal to or greater than its coupon barrier level on each trading day during that observation period. It is possible that the closing price of at least one of the underlying equities could be less than its coupon barrier level on at least one trading day during most or all of the observation periods so that you will receive few or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity and less than the return on a direct investment in any or all of the underlying equities. You will not have voting rights or any rights to receive dividends or other distributions or any other rights with respect to any underlying equity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the price of the worst performing underlying equity even though you cannot participate in any appreciation in the prices of the underlying equities.

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Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

￭Because the securities are linked to the performance of more than one underlying equity, there is an increased probability that you will not receive a contingent payment with respect to an observation period and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a contingent payment with respect to an observation period and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying equity if their terms are otherwise substantially similar. With a greater total number of underlying equities, it is more likely that the closing price or the final price, as applicable, of any underlying equity will be less than its respective coupon barrier level and/or downside threshold level during any observation period or on any observation end date (including the final determination date). Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying equities are not correlated to each other, the risk that the closing price or the final price, as applicable, of any underlying equity is less than its coupon barrier level or downside threshold level during any observation period or on any observation end date (including the final determination date), is even greater.

Risks Relating to Characteristics of the Underlying Equities

￭Single equity risk. The return on the securities, which may be negative, is linked to the performance of each underlying equity. The price of each underlying equity can rise or fall sharply due to factors specific to such underlying equity and its issuer (an “underlying equity issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the underlying equity issuers and, therefore, the underlying equities. You, as an investor in the securities, should make your own investigation into the underlying equity issuers and the underlying equities. For additional information regarding each underlying equity issuer, please see “Information About the Underlying Equities” in this document and each underlying equity issuer’s SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

￭You are exposed to the market risk of each underlying equity. Your return on the securities is not linked to a basket consisting of the underlying equities. Rather, it will be contingent upon the performance of each underlying equity. Unlike an instrument with a return linked to a basket of underlying equities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying equity. Poor performance by any underlying equity may negatively affect your return and will not be offset or mitigated by the performance of any other underlying equity. Accordingly, your investment is subject to the market risk of each underlying equity.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying equities will rise or fall and there can be no assurance that the closing price of each underlying equity will be equal to or greater than its coupon barrier level on each trading day during an observation period, or, if the securities are not redeemed prior to maturity, that the final price of each underlying equity will be equal to or greater than its downside threshold level. The prices of the underlying equities will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity issuers. You should be willing to accept the risks of owning equities in general and the underlying equities in particular, and the risk of losing a significant portion or all of your initial investment.

￭No affiliation with the underlying equity issuers. The underlying equity issuers are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the market value of, or return on, the securities. We have obtained all information regarding the underlying equities from publicly available information and have not made any due diligence inquiry with respect to the underlying equities in connection with the offering.

￭The securities are subject to sector concentration risk. The securities are subject to sector concentration risk because each underlying equity issuer operates in the same sector, as described below under “Information About the Underlying Equities”. The performance of these companies is subject to a number of complex and unpredictable factors such as government regulation, supply and demand for the products and services produced or offered by such companies and industry competition. Any negative developments may have a negative effect on the underlying equities and, in turn, may have a material adverse effect on the market value of, and return on, the securities. By investing in the securities, you will not benefit from the diversification which could result from an investment linked to the performance of companies that operate in multiple sectors.

￭Risks associated with non-U.S. markets. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities, such as the securities, involves particular risks. For example, the non-U.S. markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser

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extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Non-U.S. securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Additionally, due to regulatory and market reasons, trading in certain Russian securities, and ETFs investing in Russian securities, has been suspended. Additionally, following certain events, if the calculation agent determines that a change in law has occurred with respect to an underlying asset, the calculation agent may take the actions described in the accompanying product supplement under “- General Terms of the Securities - Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” and “- Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility”.

Estimated Value Considerations

￭The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying equities, volatility of the underlying equities, any dividends paid on the underlying equities, the correlation of the underlying equities, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Equities — Single equity risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any

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secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying equities; the correlation of the underlying equities; the volatility of the underlying equities; any dividends paid on the underlying equities; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflicts of interest. We and our affiliates may engage in business related to any underlying equity, which may present a conflict between our obligations as issuer and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing prices of the underlying equities during the observation period or on the observation end dates, as applicable. The calculation agent can postpone the determination of the initial price, closing price or final price of any underlying equity (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing, on the pricing date, on any trading day during any of the observation periods or any observation end date (including the final determination date). As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial price of any underlying equity and, as a result, its call threshold level, coupon barrier level and downside threshold level. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of any underlying equity on any trading day during any observation period (including the observation end dates and the final determination date) and, accordingly, whether a contingent payment is payable, whether the securities are redeemed early and, if the securities are not called prior to maturity, the payout to you at

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maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the market value of, and return on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying equities to which the securities are linked.

￭We may engage in business with or involving the underlying equity issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying equity issuers without regard to your interests and thus may acquire non-public information about the underlying equities. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying equities, which may or may not recommend that investors buy or hold the underlying equities.

￭Potential UBS impact on an underlying equity. Trading or transactions by UBS or its affiliates in an underlying equity, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying equity, may adversely affect the market price(s) or level(s) of that underlying equity on any trading day during any observation period or on the final determination date and, therefore, the market value of, and return on, the securities.

￭Following certain events, the calculation agent can make adjustments to the underlying equities and terms of the securities that may adversely affect the market value of, and return on, the securities. The calculation agent may make adjustments to the initial price, downside threshold level, coupon barrier level, call threshold level, and/or final price of an underlying equity or any other term of the securities and, in some instances, may replace the underlying equity, for certain events affecting such underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. Following certain events relating to the underlying equity issuer, such as a reorganization event or a delisting or suspension of trading, the return on the securities may be based on the shares of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity, if applicable, or on the common stock issued by another company. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭The securities are subject to the credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among

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other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

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Information About the Underlying Equities

All disclosures contained in this document regarding each underlying equity for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity. You should make your own investigation into each underlying equity.

Included on the following pages is a brief description of each underlying equity. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying equity. The information given below is for the specified calendar quarters. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical prices of the underlying equities as an indication of future performance.

McDonald’s Corporation

According to publicly available information, McDonald’s Corporation (“McDonald’s”) operates and franchises McDonald’s restaurants, which serve locally-relevant food and beverages at various price points. Information filed by McDonald’s with the SEC can be located by reference to its SEC file number: 001-05231, or its CIK Code: 0000063908. McDonald’s common stock is listed on the New York Stock Exchange under the ticker symbol “MCD”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity.

Information as of market close on August 31, 2023:

Bloomberg Ticker Symbol:	MCD UN <Equity>	52 Week High (on June 30, 2023):	$298.41
Current Price:	$281.15	52 Week Low (on September 30, 2022):	$230.74
52 Weeks Ago (on August 31, 2022):	$252.28

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Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying equity for the specified period. The closing price of the underlying equity on August 31, 2023 was $281.15 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying equity for each day from January 1, 2013 to August 31, 2023. The dotted lines represent its hypothetical downside threshold level of $168.69, its hypothetical coupon barrier level of $196.81 and its hypothetical call threshold level of $281.15, which are equal to 60%, 70% and 100%, respectively, of its hypothetical initial price. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time during the term of the securities.

McDonald’s Corporation	High	Low	Period End
2019
First Quarter	$189.90	$173.97	$189.90
Second Quarter	$207.66	$188.35	$207.66
Third Quarter	$221.15	$206.30	$214.71
Fourth Quarter	$212.83	$188.66	$197.61
2020
First Quarter	$217.46	$137.10	$165.35
Second Quarter	$202.65	$158.17	$184.47
Third Quarter	$224.81	$183.52	$219.49
Fourth Quarter	$229.64	$207.76	$214.58
2021
First Quarter	$227.35	$204.84	$224.14
Second Quarter	$237.11	$225.21	$230.99
Third Quarter	$248.11	$229.26	$241.11
Fourth Quarter	$268.49	$236.42	$268.07
2022
First Quarter	$269.69	$222.00	$247.28
Second Quarter	$255.85	$229.00	$246.88
Third Quarter	$266.82	$230.74	$230.74
Fourth Quarter	$278.40	$233.19	$263.53
2023
First Quarter	$279.61	$260.66	$279.61
Second Quarter	$298.41	$281.90	$298.41
Third Quarter (through August 31, 2023)	$297.13	$280.04	$281.15

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McDonald’s Corporation– Daily Closing Prices January 1, 2013 to August 31, 2023

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Restaurant Brands International Inc.

According to publicly available information, Restaurant Brands International Inc. (“RBI”) is a holding company that for quick service restaurant companies that own the Tim Hortons, Burger King and Popeyes brands. Information filed by RBI with the SEC can be located by reference to its SEC file number: 001-36786, or its CIK Code: 0001618756. RBI’s common stock is listed on the New York Stock Exchange under the ticker symbol “QSR”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity.

Information as of market close on August 31, 2023:

Bloomberg Ticker Symbol:	QSR UN <Equity>	52 Week High (on July 18, 2023):	$77.78
Current Price:	$69.45	52 Week Low (on October 7, 2022):	$52.31
52 Weeks Ago (on August 31, 2022):	$59.00

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Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying equity for the specified period. The closing price of the underlying equity on August 31, 2023 was $69.45 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying equity for each day from December 10, 2014 to August 31, 2023. The dotted lines represent its hypothetical downside threshold level of $41.67, its hypothetical coupon barrier level of $48.62 and its hypothetical call threshold level of $69.45, which are equal to 60%, 70% and 100%, respectively, of its hypothetical initial price. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time during the term of the securities.

Restaurant Brands International Inc.	High	Low	Period End
2019
First Quarter	$65.60	$51.42	$65.11
Second Quarter	$70.29	$64.90	$69.54
Third Quarter	$78.48	$69.20	$71.14
Fourth Quarter	$71.61	$63.77	$63.77
2020
First Quarter	$67.24	$28.25	$40.03
Second Quarter	$59.73	$33.27	$54.63
Third Quarter	$58.21	$53.73	$57.51
Fourth Quarter	$62.71	$51.76	$61.11
2021
First Quarter	$67.92	$57.11	$65.00
Second Quarter	$70.47	$64.42	$64.44
Third Quarter	$68.19	$61.19	$61.19
Fourth Quarter	$62.28	$54.35	$60.68
2022
First Quarter	$60.13	$53.98	$58.39
Second Quarter	$61.36	$46.94	$50.15
Third Quarter	$61.76	$50.85	$53.18
Fourth Quarter	$68.17	$52.31	$64.67
2023
First Quarter	$68.48	$60.53	$67.14
Second Quarter	$77.52	$65.99	$77.52
Third Quarter (through August 31, 2023)	$77.78	$67.69	$69.45

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Restaurant Brands International Inc. – Daily Closing Prices December 10, 2014 to August 31, 2023

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Yum! Brands, Inc.

According to publicly available information, Yum! Brands, Inc. (“Yum”) develops, operates or franchises a system of restaurants which prepare, package and sell food items through its concepts of KFC, Pizza Hut and Taco Bell. Information filed by Yum with the SEC can be located by reference to its SEC file number: 001-13163, or its CIK Code: 0001041061. Yum’s common stock is listed on the New York Stock Exchange under the ticker symbol “YUM”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity.

Information as of market close on August 31, 2023:

Bloomberg Ticker Symbol:	YUM UN <Equity>	52 Week High (on May 2, 2023):	$142.90
Current Price:	$129.38	52 Week Low (on October 11, 2022):	$105.25
52 Weeks Ago (on August 31, 2022):	$111.24

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Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying equity for the specified period. The closing price of the underlying equity on August 31, 2023 was $129.38 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying equity for each day from January 1, 2013 to August 31, 2023. The dotted lines represent its hypothetical downside threshold level of $77.63, its hypothetical coupon barrier level of $90.57 and its hypothetical call threshold level of $129.38, which are equal to 60%, 70% and 100%, respectively, of its hypothetical initial price. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time during the term of the securities.

Yum! Brands, Inc.	High	Low	Period End
2019
First Quarter	$100.90	$89.14	$99.81
Second Quarter	$110.67	$99.48	$110.67
Third Quarter	$119.21	$109.49	$113.43
Fourth Quarter	$114.66	$97.62	$100.73
2020
First Quarter	$106.78	$56.52	$68.53
Second Quarter	$96.52	$63.30	$86.91
Third Quarter	$97.98	$86.38	$91.30
Fourth Quarter	$109.78	$91.82	$108.56
2021
First Quarter	$111.02	$101.49	$108.18
Second Quarter	$121.92	$109.80	$115.03
Third Quarter	$135.12	$113.45	$122.31
Fourth Quarter	$138.86	$122.00	$138.86
2022
First Quarter	$137.26	$113.30	$118.53
Second Quarter	$125.70	$108.90	$113.51
Third Quarter	$122.74	$106.34	$106.34
Fourth Quarter	$131.22	$105.25	$128.08
2023
First Quarter	$132.52	$124.58	$132.08
Second Quarter	$142.90	$127.79	$138.55
Third Quarter (through August 31, 2023)	$137.94	$128.80	$129.38

September 2023 Page 24

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

Yum! Brands, Inc. – Daily Closing Prices January 1, 2013 to August 31, 2023

This document relates only to the securities offered hereby and does not relate to the underlying equities or other securities linked to the underlying equities. We have derived all disclosures contained in this document regarding the underlying equities from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying equities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying equities.

September 2023 Page 25

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:

The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying equities. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

September 2023 Page 26

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our special U.S. tax counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed herein, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether an underlying equity issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If an underlying equity issuer and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of such underlying equity issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.

Based on our determination that the securities are not “delta-one” with respect to any underlying equity, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying equities or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked

September 2023 Page 27

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying equities or the securities. If you enter, or have entered, into other transactions in respect of the underlying equities or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” in this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $25.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $25.00 reflecting a fixed sales commission of $20.00 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other

September 2023 Page 28

Principal at Risk Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about September 11, 2026

$• Based on the worst performing of the common stock of McDonald’s Corporation, the common stock of Restaurant Brands International Inc. and the common stock of Yum! Brands, Inc.

securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.

Prohibition of sales to EEA & UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

September 2023 Page 29

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	6
Hypothetical Examples	7
Risk Factors	12
Information About the Underlying Equities	18
Additional Information About the Securities	27

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-76
Supplemental Plan of Distribution (Conflicts of Interest)	PS-77

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Floating Rate Securities	55
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Validity of the Securities	76
Experts	76

$•

UBS AG

Principal at Risk Contingent Income Auto-Callable Securities

with Daily Coupon Observation
and 6-Month Initial Non-Call Period

due on or about September 11, 2026

Preliminary Pricing Supplement dated September 1, 2023

(To Product Supplement dated May 27, 2022

and Prospectus dated May 27, 2022)

UBS Investment Bank

UBS Securities LLC